EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Metals USA, Inc. on Form S-8 of our report dated April 11, 1997 on the combined financial statements of Interstate Steel Supply Company and Affiliates as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 appearing in Registration Statement number 333-26601 of Metals USA, Inc. on Form S-1.

/s/ DELOITTE & TOUCHE LLP
    DELOITTE & TOUCHE LLP

Philadelphia, PA
July 28, 1997